Exhibit 10.1

NINTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of March 11, 2008, by and among PNA Group, Inc., a Delaware corporation and successor by merger to Travel Merger Corporation (“PNA”), Smith Pipe & Steel Company, an Arizona corporation (“Smith”), Infra-Metals Co., a Georgia corporation (“Infra-Metals”), Feralloy Corporation, a Delaware corporation (“Feralloy”), Delta Steel, L.P., a Texas limited partnership (“Delta Steel”), Delta GP, L.L.C., a Texas limited liability company (“Delta GP”), Delta LP, L.L.C., a Delaware limited liability company (“Delta LP”), Delnor Corporation, a Texas corporation (“Delnor”), Metals Supply Company, Ltd., a Texas limited partnership (“Metals Supply”), MSC Management, Inc., a Texas corporation (“MSC”), Precision Flamecutting and Steel, L.P., a Texas limited partnership (“PFS”), and Precision GP Holding, LLC, a Delaware limited liability company (“NewLLC”; PNA, Smith, Infra-Metals, Feralloy, Delta Steel, Delta GP, Delta LP, Delnor, Metals Supply, MSC, PFS and NewLLC are hereinafter referred to collectively as “Borrowers” and each individually as a “Borrower”); the Lenders (as defined in the Credit Agreement (defined below)) party hereto; and Bank of America, N.A., a national banking association, as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Administrative Agent”).

Recitals:

Administrative Agent, Lenders, and Borrowers are parties to a certain Amended and Restated Credit and Security Agreement dated May 9, 2006, as amended by that certain First Consent Letter and First Amendment to Amended and Restated Credit and Security Agreement dated May 31, 2006, as further amended and supplemented by that certain Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement dated May 31, 2006, as further amended by that certain Second Consent Letter and Second Amendment to Amended and Restated Credit and Security Agreement dated June 23, 2006, as further amended by that certain Third Amendment to Amended and Restated Credit and Security Agreement dated July 13, 2006, as further amended and supplemented by that certain Joinder Agreement for Revolver Commitment dated July 13, 2006, as further amended by that certain Third Consent Letter and Fourth Amendment to Amended and Restated Credit and Security Agreement dated August 10, 2006, as further amended and supplemented by that certain Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement dated as of August 10, 2006, as further amended by that certain Fifth Amendment to Amended and Restated Credit and Security Agreement dated November 15, 2006, as further amended by that certain Fourth Consent Letter and Sixth Amendment to Amended and Restated Credit and Security Agreement dated January 29, 2007, as further amended by that certain letter agreement (which letter agreement is the fifth consent and seventh amendment to the Amended and Restated Credit and Security Agreement) dated March 23, 2007, as further amended by that certain Sixth Consent and Eighth Amendment to Amended and Restated Credit and Security Agreement dated December 24, 2007, and as further amended and supplemented by that certain Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement dated December 24, 2007 (and as further amended, restated, supplemented or otherwise modified at any time, the “Credit Agreement”), pursuant to which Lenders have made certain loans and other financial accommodations to Borrowers.

Borrowers have requested that Administrative Agent and Lenders agree to, and upon the terms and subject to the conditions contained herein Administrative Agent and Lenders are willing to agree to, certain amendments to the Credit Agreement.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions precedent set forth in Section 3 hereof and the other terms contained herein, the Credit Agreement is hereby amended as follows:

(a) By deleting the table set forth in the definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Level	Consolidated Fixed Charge Coverage Ratio	Base Rate Loans	LIBOR Loans	Unused Line Fee
I	Less than 1.25 to 1.0	1.00%	2.50%	0.375%

II	If equal to or greater than 1.25 to 1.0 but less than 1.50 to 1.0	0.75%	2.25%	0.375%

III	If equal to or greater than 1.50 to 1.0 but less than 2.0 to 1.0	0.50%	2.00%	0.375%

IV	If equal to or greater than 2.0 to 1.0 but less than 2.50 to 1.0	0.25%	1.75%	0.250%

V	If equal to or greater than 2.50 to 1.0	0.25%	1.50%	0.250%

(b) By deleting the definition of “Maximum Inventory Loan Amount” contained in Section 1.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Maximum Inventory Loan Amount - The amount equal to the sum of (a) $260,000,000, plus (b) the amount equal to sixty percent (60%) of any increase in the Revolver Commitments pursuant to Section 2.1.8 hereof after the date of this Amendment (but not to exceed $75,000,000), minus (c) the amount equal to sixty percent (60%) of any decrease in the Revolver Commitments pursuant to Section 2.1.5 hereof after the date of this Amendment.

(c) By deleting the definition of “New LLC” contained in Section 1.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

NewLLC - Precision GP Holding, LLC, a Delaware limited liability company.

(d) By adding to Section 1.1 of the Credit Agreement, in proper alphabetical sequence, the following new definition of “Permitted Acquisition”:

Permitted Acquisition - an acquisition by a Borrower of all or any portion of the Equity Interests or other Property (other than acquisitions of Property that are exceptions to the general prohibition on investments described in clauses (i) through (v) of the definition of “Restricted Investment” contained in this Agreement) of any Person organized under the laws of the United States or any state thereof, provided, that such acquisition satisfies each of the following conditions as determined by Administrative Agent in its sole discretion:

(i) in the case of an acquisition of Equity Interests, or all or substantially all of the Property, of any Person, such Person is engaged primarily in (a) one or more businesses in which Borrowers are engaged, or (b) one or more businesses or activities substantially similar, related or incidental thereto;

(ii) Availability at the time of such acquisition and Availability on a pro forma basis after giving effect to such acquisition are each no less than $55,000,000;

(iii) If the aggregate consideration to be paid by Borrowers and their Subsidiaries in connection with such acquisition (including, without limitation, the amount of any assumed liabilities, earn-outs (whether or not earned), and payments constituting the purchase price) exceeds $75,000,000, then, both before and after giving pro forma effect to such acquisition, the Consolidated Fixed Charge Coverage Ratio, calculated for the twelve (12) fiscal months ending as of the last day of the most recent fiscal month for which Borrowers have delivered financial statements as required under Section 10.1.3 of this Agreement, is no less than 1.10 to 1.00;

(iv) Borrowers have made available to Administrative Agent:

(a) not later than seven (7) Business Days (or such shorter period as Administrative Agent may agree in its discretion) prior to the proposed date of such acquisition, (1) copies of lien search results with respect to such acquired Property, (2) a reasonably detailed description of such acquisition, (3) copies of the latest drafts of the agreements and other documents to be executed and delivered by Borrowers and such Person in connection with such acquisition (including but not limited to the purchase and sale agreement with all schedules and exhibits thereto), (4) historical financial statements with respect to such acquired Property (to the extent available), (5) if requested by Administrative Agent, copies of other due diligence information obtained or prepared by Borrowers in connection with such acquisition, (6) if prepared and, in any event, if compliance under clause (iii) of this definition is required, pro forma financial statements giving effect to such acquisition, and (7) such other information as Administrative Agent may reasonably request; and

(b) as and when available, updated drafts of the agreements and other documents referenced in clause (iv)(a)(3) of this definition; and

(c) contemporaneously with such acquisition, copies of the final executed agreements and documents referenced in clause (iv)(a)(3) of this definition;

(v) both before and after giving pro forma effect to such acquisition, Borrowers and their Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) shall be Solvent on a consolidated basis; and Administrative Agent shall have received evidence satisfactory to it that such condition has been satisfied, unless in connection with such acquisition Administrative Agent has waived the requirement that such evidence be received;

(vi) with respect to any Property acquired in such acquisition (but, in any event, excluding interests in any joint venture to the extent that the joint venture agreement of such joint venture prohibits the pledge of such interests), Borrowers shall, subject to Sections 7.3.1, 7.7 and 7.8 of this Agreement and any exceptions contained in any of such Security Documents, have (X) executed and delivered to Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as Administrative Agent deems necessary or advisable to grant to Administrative Agent, for the benefit of the Secured Parties, a Lien on such Property, and (Y) taken all actions necessary or advisable to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all Applicable Laws, including but not limited to the filing of financing statements in such jurisdictions as Administrative Agent requests; provided, that Administrative Agent may, in its sole discretion and on a case by case basis, allow Borrowers to comply with the requirements of this subsection (vi) during a period of time following the closing of such acquisition as determined by Administrative Agent;

(vii) with respect to any Person that becomes a Subsidiary of any Borrower as a result of such acquisition, Borrowers and such Person shall have, contemporaneously with the consummation of such acquisition, (a) executed and delivered to Administrative Agent such amendments to the relevant Pledge Agreements or other Security Documents as Administrative Agent reasonably deems necessary or advisable to grant to Administrative Agent, for the benefit of the Secured Parties, a Lien on all Equity Interests in such Person that are owned by any Borrower (provided that, in no event shall more than sixty-six percent (66%) of the Equity Interests in any Foreign Subsidiary be required to be so pledged), and (b) delivered to Administrative Agent each certificate representing such Equity Interests, together with undated irrevocable powers executed and delivered in blank by a duly authorized officer of such Person or the applicable Borrower, as the case may be;

(viii) with respect to any Person that becomes a Subsidiary of any Borrower as a result of such acquisition, Borrowers and such Person shall have, contemporaneously with the consummation of such acquisition, (a) at the option of Administrative Agent, either (1) executed and delivered to Administrative Agent a joinder agreement to this Agreement and such other documents (including, if requested by Administrative Agent, an amendment to any Hedging Agreement to add such Person as a party thereto) as Administrative Agent deems necessary or advisable to add such Person as an additional “Borrower” hereunder and to grant to Administrative Agent a Lien on such Person’s assets, or (2) executed and delivered to Administrative Agent a Guaranty and such other documents as Administrative Agent deems necessary or advisable to add such Person as an additional “Guarantor” of the Obligations hereunder and to grant to Administrative Agent a Lien on such Person’s assets, and (b) taken all actions necessary or advisable to cause the Liens created by such Security Documents to be duly perfected to the extent required by such Security Documents in accordance with all Applicable Laws, including but not limited to the filing of financing statements in such jurisdictions as Administrative Agent requests; provided, that Administrative Agent may, in its sole discretion and on a case by case basis, allow Borrowers to comply with the requirements of this subsection (viii) during a period of time following the closing of such acquisition as determined by Administrative Agent;

(ix) if requested by Administrative Agent, Borrowers shall have delivered to Administrative Agent legal opinions relating to the matters described in clauses (vi), (vii) and (viii) immediately preceding, which legal opinions shall be in form and substance, and from counsel, satisfactory to Administrative Agent in its sole discretion;

(x) Notwithstanding anything to the contrary contained in Section 8.1.1 of this Agreement, Borrowers shall have given Administrative Agent at least seven (7) Business Days prior written notice of any new business location at which tangible items of Collateral will be located as a result of such acquisition; and

(xi) no Default or Event of Default has occurred and is continuing or would result from such acquisition;

and provided further, that no portion of any Property acquired as part of a Permitted Acquisition shall constitute either Eligible Inventory or an Eligible Receivable unless and until Administrative Agent has completed such field examinations of such Property and the books, records and other information with respect to such Property as Administrative Agent may require, the results of which shall be satisfactory to Administrative Agent in its sole discretion, such Property is owned by a “Borrower” hereunder, and Administrative Agent has determined in its reasonable credit judgment that such Property is otherwise eligible for use in calculating the Borrowing Base.

(e) By adding to Section 1.1 of the Credit Agreement, in proper alphabetical sequence, the following new definition of “Permitted Acquisition Debt”:

Permitted Acquisition Debt - unsecured Subordinated Debt of any Borrower owed to the seller in a Permitted Acquisition constituting part of the purchase price thereof (provided that, the payment of all or any portion of such Subordinated Debt may be supported by a Letter of Credit or an unsecured letter of credit to the extent that the issuance thereof is otherwise permitted under this Agreement).

(f) By adding to Section 1.1 of the Credit Agreement, in proper alphabetical sequence, the following new definition of “Permitted Development Bond Debt”:

Permitted Development Bond Debt - Debt in an aggregate principal amount not to exceed $10,500,000 at any time owing by Borrowers and their Subsidiaries to agencies of the State of Ohio or local jurisdictions thereof in connection with the financing of Borrowers’ facility located in New Boston, Ohio; provided, that (a) Administrative Agent shall have been provided copies of the documentation for such financing and shall be satisfied that such documentation does not contain covenants more restrictive than those contained in this Agreement and such financing shall not create a Default under this Agreement, (b) such financing shall not create a default under any debt document other than this Agreement to which any Borrower or Subsidiary of a Borrower is party, (c) such Debt shall have a stated maturity that is at least one hundred eighty (180) days after the Term, and (d) such Debt shall not have a scheduled amortization of less than fifteen (15) years (or such other term as may be approved by Administrative Agent in its sole discretion).

(g) By deleting the definition of “Restricted Investment” contained in Section 1.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of such Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by such Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; (iv) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than an Agent or a Lender; (v) loans and other advances of money to the extent not prohibited by Section 10.2.2; and (vi) Property acquired as part of a Permitted Acquisition.

(h) By deleting the definition of “Revolver Commitment” contained in Section 1.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall be the principal amount set forth opposite such Lender’s name under the heading “Revolver Commitment” in Schedule 1 attached hereto or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Revolver Commitments” means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $425,000,000, as reduced from time to time pursuant to Section 2.1.5 hereof or increased from time to time pursuant to Section 2.1.8 hereof.

(i) By deleting clause (d) of Section 2.1.8(i) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(d) in no event shall the addition of any Lender or Lenders or the increase in the Revolver Commitment of any Lender under this Section 2.1.8 increase the aggregate Revolver Commitments (i) in any single instance by less than $5,000,000 or (ii) to an aggregate amount greater than $550,000,000 less the amount of any voluntary reductions under Section 2.1.5 hereof.

(j) By deleting the penultimate sentence of Section 7.3.1 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Notwithstanding the foregoing, in no event shall Borrowers encumber, pledge, grant or permit a Lien in or assign any Real Estate (except for Borrowers’ Real Estate located in New Boston, Ohio, which Real Estate shall not be subject to this Section 7.3.1 so long as it secures, pursuant to Permitted Liens, the Permitted Development Bond Debt) in favor of a Person other than Administrative Agent.

(k) By amending the first sentence of Section 8.1.1 of the Credit Agreement by deleting the period at the end thereof and substituting in lieu thereof the following:

and (iii) locate and maintain Collateral at new locations acquired as part of Permitted Acquisitions so long as Borrowers have given Administrative Agent at least seven (7) Business Days prior written notice of such new locations and Borrowers shall have complied with the requirements specified in the definition of “Permitted Acquisitions” with respect to such Collateral and new locations.

(l) By deleting the fourth sentence of Section 9.1.4 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Except as permitted under Section 10.2.7 hereof, since the date of the financial statements of Borrowers referred to in Section 9.1.9 hereof, no Borrower has made, or obligated itself to make, any Distribution.

(m) By deleting the second sentence of Section 9.1.5 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

Except as set forth on Schedule 9.1.5 or pursuant to a Permitted Acquisition, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially of the assets of any Person.

(n) By deleting the first clause of the first sentence of Section 10.2.1 of the Credit Agreement it its entirety and by substituting in lieu thereof the following:

Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers (i) in connection with a Permitted Acquisition, provided that, if such Permitted Acquisition involves a Borrower, then such Borrower shall be the surviving Person, and (b) of any Borrower with another Borrower;

(o) By deleting Section 10.2.3(iii) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(iii) Permitted Purchase Money Debt, Permitted Acquisition Debt, and Permitted Development Bond Debt;

(p) By deleting Section 10.2.5(xv) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(xv) Liens upon the Real Estate (including building fixtures and trade fixtures thereon) of Borrowers and their Subsidiaries located in New Boston, Ohio, to the extent that such Liens secure Permitted Development Bond Debt pursuant to documentation satisfactory to Administrative Agent; and

(xvi) such other Liens as Administrative Agent and the Required Lenders in their sole discretion may hereafter approve in writing.

(q) By deleting Section 10.2.9 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

10.2.9. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $20,000,000 during any Fiscal Year (or, in the case of the Fiscal Year ending December 31, 2008, $45,000,000 in accordance with the budget previously delivered to Administrative Agent and Lenders); provided, that, to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year after the Fiscal Year ended December 31, 2007, pursuant to this section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year under this section (other than Capital Expenditures permitted pursuant to any amount carried forward from the prior Fiscal Year pursuant to this proviso), such excess (not to exceed $25,000,000 in the case of any carry forward from the Fiscal Year ending December 31, 2008) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by Borrowers to Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and, except as provided in the next proviso of this sentence, any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to Borrowers and their Subsidiaries using the amount of Capital Expenditures permitted by this section without giving effect to such carry-forward); provided further, that, to the extent that there is any carry-forward from the Fiscal Year ending December 31, 2008, to the Fiscal Year ending December 31, 2009, no portion of such carried-forward amount shall be used for any Capital Expenditures other than those projects budgeted for the 2008 and 2009 Fiscal Years previously disclosed to Administrative Agent and Lenders, with such modifications to such budgeted expenditures as shall be approved by Administrative Agent in its reasonable discretion, and the amount of any such carry-forward to the Fiscal Year ending December 31, 2009, shall be deemed used only when used for such budgeted purposes and any other Capital Expenditures made during such year shall be allocated to the $20,000,000 amount permitted for such Fiscal Year (without giving effect to the carry-forward) as and when expended.

(r) By deleting Section 10.2.8 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

10.2.8 Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Credit Documents, (ii) existing under Applicable Law, (iii) with respect to the Property securing the Permitted Development Bond Debt, or (iv) otherwise identified and fully disclosed in Schedule 10.2.8.

(s) By deleting clause (v) of Section 10.2.10 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(v) dispositions of Property (other than Equipment) that is not necessary to the business of Borrowers, not to exceed $1,000,000 in the aggregate per Fiscal Year, so long as Borrowers have given Administrative Agent written notice thereof and have either reinvested the proceeds thereof in other assets to be used in the business of such entity having an aggregate value of not less than the aggregate value of the Property disposed of within sixty (60) days after such disposition or remitted proceeds thereof to Administrative Agent for application to the Revolver Loans and then to the other Obligations;

(t) By deleting Section 10.2.11 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

10.2.11. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except as part of a Permitted Acquisition; or permit any existing Subsidiary to issue any additional Equity Interests, except (i) director’s qualifying shares, or (ii) Equity Interests pledged to Administrative Agent.

(u) By deleting Schedule 1 to the Credit Agreement in its entirety and by substituting in lieu thereof Schedule 1 attached to this Amendment.

(v) By deleting the references to “$35,000,000” and “$30,000,000” contained in Sections 10.3.1(ii)(a) and (b), respectively, of the Credit Agreement and by substituting in lieu thereof “$45,000,000” and “$40,000,000”, respectively.

3. Conditions Precedent. The effectiveness of the amendments set forth in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) As of the date hereof, after giving effect to the amendments contained herein, the Borrowers together, on a consolidated basis, shall be Solvent and no Default or Event of Default shall exist;

(b) Administrative Agent shall have received and reviewed a copy of the resolutions adopted by the managing member, board of directors or general partner of each Obligor, duly authorizing and empowering such Obligor to enter into, execute, deliver and perform its obligations under each of the Credit Documents contemplated hereby to be delivered by such Obligor in connection herewith, in each case duly certified by the Secretary or Assistant Secretary of such Obligor; and such copies shall be satisfactory to Administrative Agent in all respects;

(c) Borrowers shall have executed and delivered to Administrative Agent an amendment and restatement of each Note outstanding under the Credit Agreement made payable to a Lender that is increasing its Revolver Commitment pursuant to this Amendment, duly executed by each Borrower;

(d) Administrative Agent shall have received the favorable, written opinion of counsel to Obligors, in form and substance satisfactory to Administrative Agent, as to the due authorization, execution and delivery by each Obligor of each of the Credit Documents contemplated hereby to be delivered by such Obligor in connection herewith, as to the enforceability of such Credit Documents, and as to such other matters as Administrative Agent reasonably requires;

(e) Administrative Agent shall have received one or more duly executed counterparts of this Amendment from each Lender, Borrower and Guarantor;

(f) Administrative Agent shall have received full payment of the Amendment Fee (as defined in Section 9 of this Amendment) for the benefit of the Lenders increasing their Revolver Commitments and, if and when requested by Administrative Agent, the other amounts described in Section 9 of this Amendment; and

(g) Without limiting the generality of the foregoing items, Borrowers and Guarantors shall have delivered or caused to be delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent, such additional information, instruments, resolutions, documents, agreements, certificates, opinions and other items as Administrative Agent reasonably requests.

4. Ratification and Reaffirmation. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents.

5. Acknowledgments and Stipulations. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens subject only to Permitted Liens; and the unpaid principal amount of the Loans and the issued and outstanding Letters of Credit on and as of the close of business on March 7, 2008, totaled $269,480,302.42.

6. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby represents and warrants to Administrative Agent and Lenders that, (a) as of the date hereof, after giving effect to the amendments contained in this Amendment, (i) no Default or Event of Default exists, (ii) the Borrowers together, on a consolidated basis, are Solvent, and (iii) each representation and warranty made by such Borrower in the Credit Agreement is true and correct in all material respects, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date; and (b) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower.

7. References to Credit Agreement. Upon the effectiveness of the amendments set forth in Section 2 hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as modified by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Credit Agreement and any breach of any representation or warranty herein in any material respect or any breach of any covenant herein shall constitute an Event of Default.

9. Amendment Fee; Expenses of Administrative Agent. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower, jointly and severally, hereby agrees to pay (a) to Administrative Agent, for the benefit of those Lenders increasing their Revolver Commitments as set forth on Schedule 1 attached hereto in accordance with their respective pro rata shares of the increase in the aggregate Revolver Commitments effected hereby, an amendment fee in the aggregate amount of $125,000 in immediately available funds on the date hereof (the “Amendment Fee”), which Amendment Fee shall be fully earned on the date hereof and nonrefundable once paid, and (b) to Administrative Agent, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment is intended to take effect as a document executed under seal.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

13. Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of a manually executed counterpart of this Amendment by telefacsimile or electronic mail transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering a manually executed counterpart of this Amendment by telefacsimile or electronic mail transmission shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

14. Further Assurances. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby agrees to take such further actions as Lender reasonably requests from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16. Release of Claims. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Guarantor and each Borrower hereby releases, acquits and forever discharges Administrative Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Guarantor or Borrower now has or ever had against Administrative Agent or any Lender arising under or in connection with any of the Credit Documents or otherwise. Each Guarantor and each Borrower hereby represents and warrants to Administrative Agent and Lenders that such Guarantor or Borrower has not transferred or assigned to any Person any claim that such Guarantor or Borrower ever had or claimed to have against Administrative Agent or any Lender.

17. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Vice President

WELLS FARGO FOOTHILL, LLC

	By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

	By:	/s/ Mark J. Long
	Name:	Mark J. Long
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ Emily Eigel
	Name:	Emily Eigel
	Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

	By:	/s/ Laura D. Wheeland
	Name:	Laura D. Wheeland
	Title:	Vice President

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Signature Page - Ninth Amendment (BofA-PNA)

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Christopher Naivue
Name:	Christopher Naivue
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Jason Hanes
Name:	Jason Hanes
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Alex M. Council
Name:	Alex M. Council
Title:	Vice President

TEXTRON FINANCIAL CORPORATION

By:	/s/ Chris Grivakis
Name:	Chris Grivakis
Title:	Senior Account Executive

E*TRADE BANK

By:	/s/ Matthew Geary
Name:	Matthew Geary
Title:	Executive Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (f/k/a Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.)

By:	/s/ Mark Blankstein
Name:	Mark Blankstein
Title:	Its Duly Authorized Signatory

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Signature Page - Ninth Amendment (BofA-PNA)

BORROWERS:	SMITH PIPE & STEEL COMPANY

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

INFRA-METALS CO.

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

FERALLOY CORPORATION

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

DELTA STEEL, L.P.

	By:	Delta GP, L.L.C., its general partner

		By:	/s/ Mary Ann Sigler
		Name:	Mary Ann Sigler
		Title:	Vice President

	By:	Delta LP, L.L.C., its limited partner

		By:	/s/ Mary Ann Sigler
		Name:	Mary Ann Sigler
		Title:	Vice President

DELTA GP, L.L.C.

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

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Signature Page - Ninth Amendment (BofA-PNA)

DELTA LP, L.L.C.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PNA GROUP, INC.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

DELNOR CORPORATION

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

MSC MANAGEMENT, INC.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

METALS SUPPLY COMPANY, LTD.

By:	MSC Management, Inc., its general partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

By:	PNA Group, Inc., its limited partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

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Signature Page - Ninth Amendment (BofA-PNA)

PRECISION FLAMECUTTING AND STEEL, L.P.

By:	Precision GP Holding, LLC, its general partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

By:	PNA Group, Inc., its limited partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

PRECISION GP HOLDING, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

Signature Page - Ninth Amendment (BofA-PNA)

SCHEDULE 1

COMMITMENTS

Lender	Revolver Commitment	Term Loan 1 Commitment	Term Loan 2 Commitment	Total
Bank of America, N.A.	$77,600,000.00	N/A*	N/A*	$77,600,000.00

LaSalle Bank National Association	$46,100,000.00	N/A*	N/A*	$46,100,000.00

Wachovia Capital Finance Corporation (Central)	$46,100,000.00	N/A*	N/A*	$46,100,000.00

The CIT Group/Business Credit, Inc,	$41,100,000.00	N/A*	N/A*	$41,100,000.00

Wells Fargo Foothill, LLC	$40,500,000.00	N/A*	N/A*	$40,500,000.00

Citizens Bank of Massachusetts	$40,000,000.00	N/A*	N/A*	$40,000,000.00

PNC Bank, National Association	$30,000,000.00	N/A*	N/A*	$30,000,000.00

National City Business Credit, Inc.	$28,800,000.00	N/A*	N/A*	$28,800,000.00

Merrill Lynch Business Financial Services Inc. (f/k/a Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.)	$28,000,000.00	N/A*	N/A*	$28,000,000.00

Textron Financial Corporation	$27,000,000.00	N/A*	N/A*	$27,000,000.00

E*Trade Bank	$19,800,000.00	N/A*	N/A*	$19,800,000.00

Total	$425,000,000.00	N/A*	N/A*	$425,000,000.00

*	The Term Loan 1 Commitment and Term Loan 2 Commitment of each Lender expired upon the funding by such Lender of its Term Loan 1 Advance and Term Loan 2 Advance, respectively. Each of the Term Loans has been paid in full.

Schedule 1 - Ninth Amendment (BofA-PNA)

CONSENT AND REAFFIRMATION

Each of the undersigned, being a guarantor of the Obligations of Borrowers at any time owing to Administrative Agent and Lenders, hereby (i) acknowledges receipt of a copy of the foregoing Ninth Amendment to Amended and Restated Credit and Security Agreement; (ii) consents to Borrowers’ execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation under seal as of the date of such Ninth Amendment to Amended and Restated Credit and Security Agreement.

PNA GROUP HOLDING CORPORATION (F/K/A TRAVEL HOLDING CORPORATION)

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PNA INTERMEDIATE HOLDING CORPORATION

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

Consent and Reaffirmation - Ninth Amendment (BofA-PNA)